3520 Broadway, P.O. Box 219428, Kansas City, MO 64121-9428	Senior Questionnaire Supplement to Application for Life Insurance

Name of proposed Insured_______________________________________________________

COGNITIVE QUESTIONS
Date of Birth	_____________________________	How old are you?	_____________________
What is the date today?	_____________________________	What day of the week is it?	_____________________
Where is this form being completed?	________________________________________________
Who is the President of the United States?	________________________________________________

ACTIVITIES OF DAILY LIVING
1. Do you use any medical appliances (wheelchair, walker, cane, hospital bed)? If yes, please explain.	☐Yes ☐No
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2. Do you drive?	☐Yes ☐No
If no, when and why did you stop driving?________________________________________________
3. Do you need assistance with any of the following? (Please provide details to any Yes answers.)
Walking indoors or outdoors?__________________________________________________________	☐Yes ☐No
Getting in or out of bed?______________________________________________________________	☐Yes ☐No
Bathing or personal hygiene?__________________________________________________________	☐Yes ☐No
Using the toilet?_____________________________________________________________________	☐Yes ☐No
Getting dressed?____________________________________________________________________	☐Yes ☐No
Taking medication?__________________________________________________________________	☐Yes ☐No
Cleaning the house, doing laundry, or shopping?__________________________________________	☐Yes ☐No
Cooking?__________________________________________________________________________	☐Yes ☐No
Managing finances?_________________________________________________________________	☐Yes ☐No
4.         Describe the activities of a typical day, from the time you arise until you retire.  Please include inside and outside activities, physical/recreational activities, any hobbies, volunteer work, or clubs.

__________________________________________________________________________________
__________________________________________________________________________________
5. Do you live alone?	☐Yes ☐No
If no, with whom do you reside? (name/relationship)_______________________________________
6. What type of dwelling do you live in? (Your own home, Condo/Apartment, Managed Care Facility, Retirement Village, Other)____________________
7. Do you have family in the area?	☐Yes ☐No
If yes, relationship?__________________________________________________________________
8. Who would take care of you in case of emergency or illness? (name/relationship) __________________________________________________________________________________

By signing below you understand and agree that the information recorded above will form a part of the policy to which this Supplement is attached.
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
Proposed Insured’s signature:_____________________________________  Date:__________________
Agent Signature:________________________________________________
ICC17A190